Exhibit 35.2

Servicer Compliance Statement

The undersigned, a duly authorized officer of Navient Solutions, LLC (formerly, Navient Solutions, Inc.), the Administrator and Servicer for the Student Loan Corporation Trusts1 (the “Trusts”), does hereby certify that:

(a)          this certificate is delivered pursuant to Item 1123 of Regulation AB;

(b)          a review of the servicing activities of the Servicer and the Administrator as of December 31, 2019 and for the period January 1, 2019 through December 31, 2019 (the “Reporting Period”) and their performance under the applicable servicing and administration agreements for each of the Trusts has been made under my supervision; and

(c)          to the best of my knowledge, based on such review, the Servicer and Administrator have fulfilled all of their obligations under the servicing and administration agreements for the Trusts in all material respects through the Reporting Period.

[Signature Page Follows]

1 SLC Student Loan Trust 2004-1, SLC Student Loan Trust 2005-1,  SLC Student Loan Trust 2005-2,  SLC Student Loan Trust 2005-3,  SLC Student Loan Trust 2006-1, SLC Student Loan Trust 2006-2,  SLC Student Loan Trust 2007-1,  SLC Student Loan Trust 2007-2, SLC Student Loan Trust 2008-1, SLC Student Loan Trust 2008-2, SLC Student Loan Trust 2009-1, SLC Student Loan Trust 2009-2, SLC Student Loan Trust 2009-3, and SLC Student Loan Trust 2010-1.

/s/ Jeffrey Stine
Jeffrey Stine
Vice President, Core Processing
Navient Solutions, LLC
March 30, 2020

Servicer Compliance Statement